 EXHIBIT 10.6

THE HEALING COMPANY, INC.

BOARD OF DIRECTORS SERVICES AGREEMENT

This Board of Directors Services Agreement (the “Agreement”), dated May 26, 2023 (the “Effective Date”), is entered into between The Healing Company, Inc., a Nevada corporation (the “Company), and Ameeth Sankaran, an individual with a principal place of residence in Dallas, TX (“Director”).

RECITAL

The Board of Directors of the Company desires to appoint the Director to fill an existing vacancy and to have the Director perform the duties of a director and the Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. Board Duties. Director agrees to provide services to the Company as a member of the Board of Directors beginning on the Effective Date. Director shall, for so long as he remains a member of the Board of Directors, meet with the Company upon written request, at dates and times mutually agreeable to Director and the Company, to discuss any matter involving the Company or its Subsidiaries, which involves or may involve issues of which Director has knowledge and cooperate in the review, defense or prosecution of such matters. Director acknowledges and agrees that the Company may rely upon Director’s expertise in technology, marketing or other business disciplines where Director has a deep understanding with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors. Director will notify the Company promptly if he is subpoenaed or otherwise served with legal process in any matter involving the Company or its subsidiaries. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or its Subsidiaries, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney.

2. Independent Contractor. Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to Director under Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

3. Compensation. As compensation for the services provided herein, the Company shall pay to Director an annual fee of $37,500.00 for Director’s services (the “Director’s Fee”), which shall be payable in twelve (12) equal monthly installments, in arrears, pro-rated from the Effective Date, as long as Director continues to fulfill his duties and provide the services set forth above. As further consideration for Director’s provision of the services and subject to approval by the Board, the Company shall grant to Director a Restricted Stock Award consisting of, in the aggregate, one hundred and twenty-five thousand (125,000) shares of Common Stock of the Company pursuant to The Healing Company Inc. 2022 Omnibus Equity Incentive Plan and Restricted Stock Award Agreement between the Company and Director.

4. Expenses. The Company shall reimburse Director for reasonable out-of-pocket expenses incurred in connection with discharging his duties as a Board member. Any additional expenses shall be pre-approved by the CEO or CFO of the Company and will be reimbursed subject to receiving reasonable substantiating documentation relating to such expenses.

5. Directorship Term. The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the Effective Date, which shall be the date of the Director’s appointment by the Board of the Company, and shall continue until the Director’s removal or resignation.

6. Director’s Representation and Acknowledgment. Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

7. Other Agreements.

A. Confidential Information and Insider Trading.The Company and Director each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, Director has been and shall necessarily be exposed to, receive and have access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, policies and practices, information systems, financial data and strategic plans, which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, Director agrees that, during his association with the Company and thereafter, he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not directly or indirectly disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business. For purposes of this Agreement, “Confidential Information” includes any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, products, promotions, development, manufacturing, business, marketing and distribution plans and information, customer information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company.

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Upon termination of his association with the Company, Director shall return to the Company all property, documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, and any notes on or summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, or certify that he has destroyed all such property, documents and papers.

Furthermore, Director recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Director agrees that Director owes the Company and such third parties, both during the term of Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, Director acknowledges and agrees that Director may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that Director will abide by all securities laws relating to the handling of and acting upon such Insider Information. Director also agrees to execute the Company’s Insider Trading Guidelines as provided by the Company.

B. Other Activities. Director may be employed by another company, may serve on other boards of directors or advisory boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Director’s obligations under this Agreement, any definitive agreement with the Company or Director’s fiduciary obligations to the Company’s shareholders. The ownership of less than a 5% interest in an entity, by itself, shall not constitute a violation of this duty. Director represents that Director has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict without the approval of a majority of the Board of Directors. If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will promptly notify the Board of such obligation, prior to making such disclosure or taking such action.

C. Non-Solicitation. During the Directorship Term and for a period of one (1) year thereafter, Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company. This paragraph shall not apply to the hiring of any person in response to public advertising of a position by an entity affiliated with Director where no specific solicitation or enticement has taken place by Director.

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D. No Conflict. Director agrees to notify the Board before engaging in any activity that could reasonably be assumed to create a potential conflict of interest with Company. Notwithstanding the provisions of Section 7.B. hereof and except as provided in Schedule A attached hereto, Director shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly with the Company, as reasonably determined by a majority of Company’s disinterested board members, without the approval of the Board of Directors.

E. Disparaging Statements. At all times during and after the period in which Director is a member of the Board and at all times thereafter, Director and Company mutually shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the other party, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of such other party’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of such other party or any of its affiliates or otherwise interfere with the business of such other party or any of its affiliates; provided, however, that nothing in this paragraph shall preclude either party from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by Director in any legal or administrative proceedings.

F. Work Product. Director agrees that any and all Work Product (as defined below) shall be the Company’s sole and exclusive property. Director hereby irrevocably assigns to the Company all right, title and interest worldwide in and to any deliverables resulting from Director’s services as a director to the Company (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Director (whether alone or jointly with others) for the Company during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Director retains no rights to use the Work Product and agrees not to challenge the validity of our ownership of the Work Product. Director agrees to execute, at Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Director does not, for any reason, execute such documents within a reasonable time after the Company’s request, Director hereby irrevocably appoint the Company as Director’s attorney-in-fact for the purpose of executing such documents on your behalf, which appointment is coupled with an interest. Director will deliver to the Company any Deliverables and disclose promptly in writing to us all other Work Product

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G. Enforcement. Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. Director recognizes that the provisions of this Section 7 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 7 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by Director and/or any and all entities acting for and/or with the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by Director in violation of this Section 7 without posting any bond therefore or demonstrating actual damages, and Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 7 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to Director and in addition Company may recover monetary damages.

H. Separate Agreement. The parties hereto further agree that the provisions of Section 7 are separate from and independent of the remainder of this Agreement and that Section 7 is specifically enforceable by the Company notwithstanding any claim made by Director against the Company. The terms of this Section 7 shall survive termination of this Agreement and/or any termination of the Directorship Term.

8. Market Stand-Off Agreement. In connection with any underwritten public offering of any securities of the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), Director shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Director during the 180-day period following the date of the final prospectus for the offering or such longer period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, provided that all of the Company’s officers and directors are bound by and have entered into similar agreements.

Director agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Director’s obligations under this Section 8 or that are necessary to give further effect to this Section 8. In addition, if requested by the Company or the underwriter, Director shall provide, within 10 days of such request, such information as may be required by the Company or such underwriter in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. For consideration received and acknowledged, Director hereby appoints the Company’s Chief Executive Officer to act as his true and lawful attorney with full power and authority on his behalf to execute and deliver a lock up agreement or similar document and all other documents and instruments in connection with the matters covered by this Section 8 and any lock-up agreement required to be executed pursuant to an underwriting agreement in connection with any public offering of the Company. Such appointment shall be for the limited purposes set forth above.

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9. Termination. With or without cause, the Company and Director may each terminate this Agreement at any time upon ten (10) days’ prior written notice, and the Company shall be obligated to pay to Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the stockholder(s) of the Company from removing Director with immediate effect at any time for any reason.

10. Indemnification. The Company agrees to indemnify the Director for his activities as a member of the Board to the fullest extent permitted under applicable law and shall use its best efforts to maintain Directors and Officers Insurance benefitting the Board.

11. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

12. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

13. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

14. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

15. Cooperation. In the event of any claim or litigation against the Company and/or Director based upon any alleged conduct, acts or omissions of Director during the tenure of Director as an officer of the Company, whether known or unknown, threatened or not as of the time of this writing, the Company will cooperate with Director and provide to Director such information and documents as are necessary and reasonably requested by Director or his counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The Company shall cooperate in all respects to ensure that Director has access all available insurance coverage and shall do nothing to damage Director’s status as an insured and shall provide all necessary information for Director to make or tender any claim under applicable coverage.

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16. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended, or waived except by an instrument in writing duly signed by the party to be charged.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. Governing Law; Jurisdiction and Venue; Attorney Fees. This Agreement shall be governed by the laws of the State of Nevada without reference to that state’s conflicts of laws principles. The parties agree that any suit, action, or proceeding (collectively, “Proceeding”) between Director and the Company (and their respective affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to this Agreement shall be brought in either the United States District Court for the State of Nevada or in a Nevada state court and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any Proceeding brought in such court. In the event of any Proceeding regarding this Agreement, the prevailing party shall be entitled, in addition to such other relief as may be granted, to an award of reasonable attorneys’ fees and costs of suit, together with any other relief awarded in such Proceeding.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Board of Directors Services Agreement to be duly executed and signed as of the day and year first above written.

THE HEALING COMPANY INC.

/s/ Simon Belsham
Simon Belsham
Chief Executive Officer

DIRECTOR

/s/ Ameeth Sankaran
Ameeth Sankaran

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